UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Invesco Exchange-Traded Fund Trust II

(Exact name of registrant as specified in its charter)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3500 Lacey Road, Suite 700 Downers Grove, IL	60515
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of the exchange on which
to be so registered	each class is to be registered
Shares of beneficial interest, par value $0.01 per share
Invesco Emerging Markets Revenue ETF	Cboe BZX Exchange, Inc.
Invesco Global Revenue ETF	Cboe BZX Exchange, Inc.
Invesco International Revenue ETF	Cboe BZX Exchange, Inc.
Invesco Russell 1000® Low Volatility Factor ETF	Cboe BZX Exchange, Inc.
Invesco Russell 1000® Momentum Factor ETF	Cboe BZX Exchange, Inc.
Invesco Russell 1000® Quality Factor ETF	Cboe BZX Exchange, Inc.
Invesco Russell 1000® Size Factor ETF	Cboe BZX Exchange, Inc.
Invesco Russell 1000® Value Factor ETF	Cboe BZX Exchange, Inc.
Invesco Russell 1000® Yield Factor ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-138490

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, $0.01 par value, of Invesco Emerging Markets Revenue ETF, Invesco Global Revenue ETF, Invesco International Revenue ETF, Invesco Russell 1000® Low Volatility Factor ETF, Invesco Russell 1000® Momentum Factor ETF, Invesco Russell 1000® Quality Factor ETF, Invesco Russell 1000® Size Factor ETF, Invesco Russell 1000® Value Factor ETF and Invesco Russell 1000® Yield Factor ETF, each a series of Invesco Exchange-Traded Fund Trust II (the “Trust”), to be registered hereunder is set forth in the Post-Effective Amendment No. 720 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977) as filed with the Securities and Exchange Commission on May 16, 2019, which description is incorporated herein by reference.

The series of the Trust to which this filing relates and their I.R.S. Employer Identification Numbers are as follows:

Series Name	EIN
Invesco Emerging Markets Revenue ETF	46-2984739
Invesco Global Revenue ETF	81-5010075
Invesco International Revenue ETF	81-4969331
Invesco Russell 1000® Low Volatility Factor ETF	82-2701797
Invesco Russell 1000® Momentum Factor ETF	82-2716323
Invesco Russell 1000® Quality Factor ETF	82-2732571
Invesco Russell 1000® Size Factor ETF	82-2740997
Invesco Russell 1000® Value Factor ETF	82-2759921
Invesco Russell 1000® Yield Factor ETF	82-2768498

ITEM 2.	EXHIBITS.

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a) to Post-Effective Amendment No. 7 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on September 18, 2007, as amended by Amendment No. 1, included as Exhibit (a)(1)(b) to Post-Effective Amendment No. 707 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on December 28, 2018.

2. The Trust’s Amended and Restated By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 611 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on June 16, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 23, 2019

INVESCO EXCHANGE-TRADED FUND TRUST II

By:	/s/ Anna Paglia
Name:	Anna Paglia
Title:	Secretary